                                                                    Exhibit 10.1

Agreement to Acquire Assets of Internet Interview Inc.

AGREEMENT FOR SALE AND PURCHASE
OF BUSINESS ASSETS


BETWEEN:  AbsoluteFuture.com, a Nevada corporation
          10900 NE 8th Street Suite #1414
          Bellevue, WA  98004
                                                        ( "Buyer" )

AND:      Internet Interview Inc., a Florida Corporation
          20533 Biscayne Blvd. Suite 320
          Aventura, Florida ( "Seller")

                              RECITALS

A. Seller operates a business known as "Internet Interview Inc." which operates an e-commerce business providing employment resume services to customers via the internet (the "Business"). Seller owns accounts receivable, equipment, software, hardware, intellectual property rights, programs, contracts and other tangible and intangible assets used in connection with the operation of the Business.

B. Buyer is engaged in the acquisition of businesses for its future operations including those specializing in e-commerce sales of products and services and desires to purchase substantially all the assets used or useful, or intended to be used, in the operation of the Business.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto do hereby agree as follows:

     AGREEMENT

1.   Effective Date  The effective date of this Agreement shall be July 1, 1999,
     --------------
     ("Effective Date").

2.   Purchase and Sale  At the Closing, as defined in Section 10 herein,
     -----------------
     Seller shall sell to Buyer and Buyer shall purchase from Seller all of the assets used in the Business (the "Assets"), including without limitation the assets listed in the attached Exhibit "2.0", which is incorporated herein by this reference. The sale, transfer, assignment and delivery by Seller of the Assets to Buyer shall be effected on the Closing Date, as defined in said Section 10, by Seller's execution and delivery of documents and instruments necessary to sell, transfer, assign and deliver the Assets. At Closing, good, valid and marketable title to the Assets shall be transferred, assigned and delivered by Seller to Buyer free and clear of any and all liens, encumbrances, security interests, claims and other restrictions or charges of any kind whatsoever.

3.   Purchase Price for the Assets/Payment of Purchase Price.  The purchase
     --------------------------------------------------------
     price for the Assets is based on payments by Buyer to the Seller of $70,000 at Closing and further payments by Buyer to Seller contingent on Seller's performance, as described more fully in this Section 3.

a.)  Payments at Closing
     -------------------
i)   Buyer agrees to pay Seller or its assigns $70,000 cash at Closing.
ii) Buyer agrees to pay Saratoga International Holdings Corp. ("SHCC") $25,000 as reimbursement of a deposit SHCC paid to Seller.

b.)  Contingent Payment.  The purchase price for the Assets shall be adjusted
     ------------------
     according to the "Final Payment Formula" set forth in the attached Exhibit "3(b)" which is incorporated by this reference. Buyer agrees to pay any amounts due under this provision to Seller or its assigns in cash or in shares of Buyer's stock at Buyer's sole discretion which payment shall be due and payable on or before Febraury15, 2000. Should Buyer pay in stock, the price of the shares shall be as set forth in Section 3(c) herein.

c.)  Valuation of Buyer's Stock.  The value of Buyer's shares referred to in
     ---------------------------
     this Section 3 shall be based on the average of the five (5) day quoted closing price of the shares for the sixth through tenth trading days from date Buyer commences public trading of its shares. In the event any of the shares issued by Buyer under this Agreement are restricted from trading, the recipient shall be entitled to receive such shares based on a 25% discount to the aforementioned average of the five (5) day trading price.

4.   Consulting Agreement  The parties acknowledge that the willingness of Buyer
     --------------------
     to enter into this Agreement is contingent upon the ability of Buyer, as more particularly described in Section 11 herein, to retain the services of Seller's Officer, Norman Reisch dba "AJAY Enterprises Inc." ("Seller's Officer") for a minimum of 1 year after the Closing Date. On or before the Closing Date, the parties hereto agree to enter into a Consulting Agreement as set forth in the attached Exhibit "4.0" which is incorporated by this reference.

5.   Due Diligence Review  Seller shall permit Buyer's employees, agents,
     --------------------
     accountants, legal counsel and other representatives to have access to Seller's books, records, employees, counsel, accountants, engineers and other representatives at all reasonable times for the purpose of conducting its due diligence investigation. Seller will make available to Buyer for examination and reproduction all documents and data of every kind and character relating to this Agreement and the transactions contemplated hereby, in possession or control of, or subject to reasonable access by either party. All such due diligence investigation shall be completed and Buyer shall notify Seller in writing of the satisfaction or removal of this due diligence review condition by no later than July 31, 1999. Upon mutual agreement of the parties, additional time may be allowed to complete such due diligence investigation. Should Buyer ("Reviewing Party") become aware of any information during its due diligence investigation which, in the opinion of the Reviewing Party, could have material adverse impact on this Agreement and/or the transactions contemplated hereby, the Reviewing Party shall immediately notify Seller ("Receiving Party") in writing of such information and the concerns which such information has caused. The Receiving Party shall have a reasonable time to respond to those concerns. In the event that the concerns cannot be resolved to the satisfaction of the Reviewing Party, the Reviewing Party shall have the right to terminate this Agreement without further liability hereunder. Each party shall bear the costs and expenses of the due diligence investigation hereunder, including the fees and expenses of professional advisors. Buyer may terminate this Agreement during the due diligence review period described herein without any liability to Seller for damages, expenses or failure to execute the Agreement.

6.   Conduct of Business: Interim Operations  Upon the Effective Date of this
     ---------------------------------------
     Agreement and pending the Closing and the transactions contemplated thereby, Seller shall use its best efforts to conduct its business in a reasonable and prudent manner in accordance with its past practices, to preserve its existing business organizations and relationships with its employees, customers, suppliers and others with whom it has a business relationship, to preserve and protect its properties, and to conduct its business in compliance with applicable laws and regulations.

     6.1  Without the prior written consent of Buyer, Seller shall not:

a.)  merge into or with or consolidate with, any other corporation;

b.)  amend its articles of incorporation or bylaws;

c.) issue any capital stock or other securities, or grant or enter into any agreement to grant, any options, convertible rights, warrants, calls, or agreements relating to its securities;

d.)  enter into, or terminate, any material agreement;

e.) engage in any one or more activities or transactions outside the ordinary course of business;

f.) enter into any transaction or make any commitment which could result in any of the warranties and representations of Seller contained in this Agreement not being true and correct after the occurrence of such transaction or event.

     6.2 Seller shall provide Buyer with complete financial statements for the year ended December 31, 1998 within ten (10) days following the Effective Date of this Agreement and monthly financial statements for each month from January 1, 1999 through the most recent month prior to Closing. If an audit of Seller's financial statement is requested by Buyer, Seller shall fully cooperate with Buyer and Buyer's independent auditors in the performance of such audit.

7.   Warranties and Representations of Buyer  Buyer warrants and represents to
     ---------------------------------------
     Seller and Selling Shareholder as follows:

a.) Buyer is a corporation duly organized under the laws of the State of Nevada, validly existing and in good standing, is authorized to exercise all its corporate powers, rights and privileges and has the corporate power and authority to own and operate its properties and to carry on its businesses as now conducted.

b.) Buyer has all requisite legal and corporate power to execute and deliver this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder.

c.) All corporate action on Buyer's part necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and for the issuance and delivery of the consideration in payment for Seller's Assets will be taken, and this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable according to its terms.

d.) Neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby will:

i. violate or conflict with any of the terms and conditions or provisions of the articles of incorporation or bylaws of Buyer;

ii.  violate any legal requirement applicable to Buyer;

iii. violate, conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or permit applicable to Buyer;

iv. result in the creation of any lien, charge or other encumbrance on any property of Buyer; or

v. require Buyer to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any governmental authority.

e.) It has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity, other than Absolute Future Tech, Inc., a Nevada corporation.

f.) The securities of Buyer to be issued and delivered in payment for the Assets, when issued and delivered in accordance with the terms of this Agreement and for the consideration expressed herein, shall be duly and validly issued, fully paid and non-assessable.

g.) No suit, action or other proceeding is pending or, to Buyer's best knowledge, threatened before any governmental authority seeking to restrain Buyer or prohibit entry into this Agreement or prohibit the Closing, or seeking damages against Buyer or its properties as a result of the consummation of this Agreement.

h.) The current authorized capital stock of Buyer consists of 50,000,000 shares of common stock, $0.001 par value, of which 11,100,000 common shares are issued and outstanding, along with 10,000,000 shares of preferred stock, $0.001 par value, none of which are issued and outstanding. There are no other securities, options, warrants, or other rights to purchase any securities of Buyer outstanding except as set forth in the attached Exhibit "7(h)" which is incorporated herein by this reference. All outstanding securities of Buyer are duly and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

i.) Buyer is a development stage company with little or no operating history. Its only business activity to date has been to arrange financing, hire management and other personnel and develop and implement its business development plan.

j.) The management prepared financial statements of Buyer are set forth in Exhibit "7(j)" attached hereto and incorporated by this reference. Other than as set forth therein, Buyer has no contingent or other liabilities nor any pending outstanding claims, suits or other proceedings against it.

     The warranties and representations of Buyer set forth in hereunder are exclusive of all other representations of Buyer in this Agreement. All representations and warranties of Buyer are merged into this Agreement and do not survive Closing.

8.   Warranties and Representations of Seller.  Seller warrants and represents
     -----------------------------------------
     to Buyer,  as of the date hereof, as follows:

a.) It is a corporation duly organized under the laws of the State of Florida, validly existing and in good standing, authorized to exercise all its corporate powers, rights and privilege and has the corporate power and authority to own and operate its properties and to carry on its business as now conducted.

b.) Seller warrants and represents to Buyer that Seller has and will have at Closing, legal and beneficial ownership of Seller's Assets, free and clear of any and all liens and encumbrances or other restrictions or limitations and has, and will have at Closing, all required legal power and authority to transfer and convey the Assets to Buyer. Seller owns no real property. All of Seller's tangible personal property is in good condition, reasonable wear and tear excepted.

c.) It has all requisite legal and corporate power to execute and deliver this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder.

d.) All corporate action on its part necessary for the authorization, execution, delivery and performance of all obligations under this Agreement will be taken, and this Agreement constitutes a legal, valid and binding obligation enforceable according to its terms.

e.) There are no claims, actions, suits, investigations or proceedings against it pending or, to its knowledge, threatened in any court or before or by any governmental authority, or before any arbitrator, including without limitation any tax claims, that might have an adverse effect on it or its business, and to its knowledge, there is no basis for any such claim, action, suit, investigation or proceeding that is likely to result in a judgment, decree or order having an adverse effect on it or its business. It is not in default under, and no condition exists that would (i) constitute a default under, or breach or violation of, any legal requirement, permit or contract applicable to its business or (ii) accelerate or permit the acceleration of the performance required under, or give any party the right, to terminate any contract. All required tax returns have been filed and all payments due thereunder made on a timely basis.

f.) No suit, action or other proceeding is pending or, to its knowledge, threatened before any governmental authority seeking to restrain or prohibit its entry into this Agreement or prohibit the Closing, or seeking damages against it as a result of the consummation of this Agreement.

g.) Neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby will:

i. violate or conflict with any of the terms and conditions or provisions of its articles of incorporation or bylaws;

ii.  violate any legal requirement applicable to it;

iii. violate, conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or permit applicable to it ;

iv. result in the creation of any lien, charge or other encumbrance on any of its property other than as provided for herein; or

v. require it to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any governmental authority.

h.) The financial statements delivered by Seller to Buyer present fairly and accurately the financial condition and results of operations of Seller as of the dates of such financial statements, and nothing has occurred since such dates that could reasonably be expected to have a materially adverse effect on the financial condition or operations of Seller.

i.) The Assets include all assets, tangible and intangible, reasonably necessary to carry on the Business as it has been conducted prior to the date hereof.

j.) No representation, warranty, or covenant made to Buyer in this Agreement nor any document, certificate, exhibit, or other information given or delivered to Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit a material fact necessary to make the statements contained in this Agreement or the matters disclosed in the related documents, certificates, information, or exhibits not misleading. Each of the schedules attached hereto is a true, complete and accurate list or description, as appropriate, of the items purported to be listed or described thereon. Seller has not withheld, and will not withhold, from Buyer knowledge of any events, conditions or fact which may affect the Business, the Assets, this Agreement or the transactions contemplated hereby.


9.   Covenants
     ---------

     9.1  Approval of Directors  Prior to the effective date of this Agreement,
          ---------------------
     Buyer and Seller shall each hold a special meeting of their respective Boards of Directors to approve the Agreement and the transactions contemplated thereby.

     9.2  Approval of Seller's Shareholders  Seller shall (a) cause a special
          ---------------------------------
     meeting of its shareholders to be duly called and held in accordance with the laws of the State of Florida, its Articles of Incorporation and Bylaws as soon as reasonably practicable for the purpose of voting on the adoption and approval of this Agreement, (b) recommend to its shareholders approval of the Agreement, (c) use its best efforts to obtain the necessary approval of its shareholders, and (d) take all other action necessary to effect the Closing.

     9.3 Third Party Consents Buyer and Seller each agree to use their
         --------------------
     respective best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the transactions contemplated hereby.

10.  Closing  Subject to the satisfaction of the conditions set forth in
     -------
     Sections 11 and 12 herein, the closing of the transactions contemplated hereby (the "Closing") shall be held at Buyer's offices at 10900 NE 8th Street Suite #1414 Bellevue, Washington at a date established by the parties and, if no such date is established by agreement, on August 9, 1999. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date". If by the close of business on August 27, 1999, Closing has not occurred, then either party hereto may terminate this Agreement by written notice to such effect to the other party without liability to any other party to this Agreement unless the reason for the Closing having not occurred is (i) such party's willful breach of this Agreement, or (ii) , if all of the conditions to such party's obligations set forth in Sections 11 and 12 herein have been satisfied or waived in writing by the date scheduled for the Closing, the failure of such party to perform its obligations under this Agreement on such date. However, any termination pursuant to this Section 10 shall not relieve any party hereto who was responsible for Closing having not occurred of liability for such party's willful breach of this Agreement or the failure of such party to perform its obligations under this Section 10 on such date.

11.  Conditions to Obligations of Buyer   The obligations of Buyer to carry out
     ----------------------------------
     the transactions contemplated by this Agreement are subject, at the option of the Buyer, to the satisfaction, or waiver by Buyer, of the following conditions:

a.) All warranties and representations of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing and Seller shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed or satisfied by it at or prior to the Closing.

b.) As of the Closing Date, no suit, action, or other proceeding, shall be pending or threatened before any court or governmental agency seeking to restrain Buyer or prohibit the Closing or seeking damages against Buyer as a result of the consummation of this Agreement.

c.) Since the date of this Agreement and up to and including the Closing there have not been:
     i. any changes in the business, operations, prospects or financial condition of Seller that had or might have a material adverse effect on Seller's business; or
     ii. any damage, destruction or loss to Seller that had or might have an adverse effect on its business.

d.) Buyer shall have received the opinion of counsel to Seller, dated as of the Closing Date, addressed to Buyer and in the form and substance reasonably satisfactory to Buyer, as set forth in Exhibit "11(d)" attached hereto.

e.) Seller shall have furnished Buyer with a copy of all necessary corporate action on its behalf approving Seller's execution, delivery and performance of this Agreement.

f.) Buyer shall have completed its due diligence investigation and the results thereof have not revealed that any of the warranties and representations of Seller set forth herein are untrue or incorrect in any respect or otherwise unsatisfactory to Buyer or that exceptions, if any, have been resolved to the satisfaction of Buyer.

g.) Buyer shall have received written evidence, in form and substance satisfactory to it, of the consent to the transactions contemplated by this Agreement of all governmental and private third parties where the absence of any such consent would result in a violation of law or breach or default under any agreement to which Seller is a party.

h.) Buyer shall have entered into a Consulting Agreement with Seller's Officer, as described in Section 4 herein, to provide management and technical services to Buyer for a minimum of one year from the Closing Date.

12.  Conditions to Obligations of Seller   The obligations of Seller to carry
     -----------------------------------
     out the transactions contemplated by this Agreement are subject, at the option of the Seller, to the satisfaction, or waiver by Seller, of the following conditions:

a.) Buyer shall have furnished Seller with copies of all necessary corporate action on its behalf approving the execution, delivery and performance of this Agreement.

b.) All warranties and representations of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing and Buyer shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed or satisfied by it at or prior to the Closing.

c.) As of the Closing Date, no suit, action, or other proceeding, shall be pending or threatened before any court or governmental agency seeking to restrain Seller or prohibit the Closing or seeking damages against Buyer or Seller as a result of the consummation of this Agreement.

d.) Seller shall have completed its respective due diligence investigations and the results thereof have not revealed that any of the warranties and representations of Buyer set forth herein are untrue or incorrect in any respect or otherwise unsatisfactory to Seller or that exceptions, if any, have been resolved to the satisfaction of Seller.

13.  Survival and Indemnification
     ----------------------------

a.) All representations and warranties of Seller made in this Agreement shall survive the Closing Date of this Agreement.

b.) Seller agrees to indemnify and hold harmless Buyer from and against any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments arising out of, resulting from or in any way related to (i) a breach of, or failure to perform or satisfy any of, the warranties and representations, covenants and agreements made by Seller in this Agreement or in any document or certificate delivered by Seller at the Closing, (ii) the existence of any liabilities or obligations of Seller other than those disclosed in this Agreement.

14.  News Releases  Prior to Closing neither party shall issue or approve a news
     -------------
     release or other announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other as to the contents of the announcement and its release, which approval shall not be unreasonably withheld.

15.  Finder's Fees  To the best of the knowledge and belief of the parties
     -------------
     hereto there are no agents, brokers, finders or other persons or entities representing either party for which acquisition fees are payable in connection with this transaction other than the finder's fee Agreement between Buyer's and Coast Northwest Management LLC, a copy of which is attached hereto as Exhibit "15.0" and incorporated by this reference for which payments thereunder are the sole obligation of Buyer.

16.  Expenses  Each party shall bear the costs and expenses of its own fees and
     --------
     expenses of professional advisors and other costs relating to this Agreement.

17.  Entire Agreement  This Agreement, together with all exhibits attached
     ----------------
     hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, by any of the parties or by any officer or representative of any party. No amendment or modification of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

18.  Binding Effect  This Agreement shall  be binding upon and inure to the
     --------------
     benefit of the parties hereto and their respective successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by either party hereto without the prior written consent of the other party, which approval shall not be unreasonably withheld. However, Buyer and Seller agree that Buyer may assign this Agreement to a subsidiary company controlled by Buyer.

19.  Survival of Warranties and Representations  All warranties and
     ------------------------------------------
     representations, covenants and agreements by Seller shall expressly survive the Closing.

20.  Governing Law  This Agreement and the documents and instruments delivered
     -------------
     pursuant hereto shall be governed by and construed in accordance with the laws of the State of Washington. Each party hereto irrevocably submits to the jurisdiction of the federal and state courts located within King County, State of Washington, in any action or proceeding arising out of or relating to this Agreement. Each party hereto consents to service of process by any means authorized by applicable law, as well as service of process by certified mail, return receipt required, and waives the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

21.  Severability  The provisions of this Agreement are severable. If any one or
     ------------
     more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, to the extent enforceable, shall nevertheless be binding and enforceable.

22.  Non-Waiver  Failure by any party at any time to require performance of the
     ----------
     other party of the provisions of this Agreement shall in no way affect any party's rights hereunder to enforce the same, nor shall any such waiver by either party of any breach be held to be a waiver of any succeeding breach or waiver of this clause.

23.  Remedies   The rights and remedies provided by this Agreement are
     --------
     cumulative and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its rights to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

24.  Attorneys' Fees  In the event the services of an attorney at law are
     ---------------
     necessary to enforce any of the terms of this Agreement or to resolve any disputes arising under this Agreement, the prevailing party shall be entitled to recover its attorney's fees as determined by the appropriate trial or appellate court.

25.  Counterparts and Facsimile Signature  This Agreement may be executed in one
     ------------------------------------
     or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     Execution and delivery of this agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such part. Such facsimile copies shall constitute enforceable original documents.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

     Buyer:                              Seller:
     AbsoluteFuture.com                  Internet Interview Inc.
     /s/ Graham Andrews, President       /s/ Norman Reisch            August 12, 1999
     August 10, 1999                     /s/ Thomas S. Morsey         August 12, 1999

     ASSET LIST

     Physical Asset Inventory:

     3 servers
     1 monitor
     1 router
     1 hard boot adapter

     The above assets are on location at our T-1 connection provided, International Wire & Communications Inc.
     10700 North Kendall Dr. Suite 300
     Miami, FL  33176
     (305) 273-7978
     fax (305) 273-1887

     The following assets are on location at
     200 Leslie Dr. Suite 910
     Hallandale, FL  33009
     (954) 455-7724
     fax (954) 455-9841

     3 printers
     3 monitors
     3 computers
     1 fax machine
     3 keyboards
     2 phones
     3 office chairs
     1 file cabinet
     misc. connecting hardware
     misc. software both purchased and self developed

     Intangible Assets

     All customer contracts, agreements, and relationships, along with customer lists and other such proprietary information used in the Business.

     All trade names, trademarks, and other intellectual property rights used in or associated with the Business, along with any applications therefor.

     All rights to the bank account located at First Union National Bank, account no. 202 0000 552 196, including without limitation all merchant banking agreements and agreements with individual customers relating thereto.

     Seller agrees to execute such assignment or other documentation as Buyer may reasonably request in order to evidence the transfer of any of the foregoing.

     Exhibit "3(b)"


     FINAL PAYMENT FORMULA

     The purchase price of the Assets shall be adjusted and the final payment shall be based on the average level of monthly revenue based on reported revenues during the months of November 1999, December 1999, and January 2000.

     Assuming the revenue level is $10,000 or more, Seller or its assigns shall be paid $50,000 plus $5000 per $1000 of revenue over the $10,000 level. Buyer, at its sole discretion, shall have the right to pay the first $50,000 in cash or by issuance of its shares and the balance by payment of up to 70% in shares and 30% or more in cash. Any shares issued by Buyer under this provision shall be priced as set forth in Section 3(c) of this Agreement.

     OPINION OF SELLER'S COUNSEL


                                              , 1999
          ------------------------------------

     Graham Andrews
     Absolute Future Tech. Inc.
     10900 NE 8th Street Suite #1414
     Bellevue, WA  98004

     Dear Mr. Andrews:

     We have acted as counsel to Internet Interview Inc. (the "Company"), in connection with that certain Agreement for Sale and Purchase of Business Assets, dated July 1, 1999 (the "Agreement"), between the Company and Absolute Future Tech. Inc. ("Buyer"), providing for the sale of substantially all of the Company's business assets.

     This opinion is being rendered pursuant to Section 11(d) of the Agreement. Unless otherwise defined herein, the definitions of capitalized terms used in this opinion shall be the same as those set forth in the Agreement.

     In arriving at this opinion, we have examined originals or copies, certified to our satisfaction, of the following:

1.   The Agreement;

2.   The Articles of Incorporation and by-laws of the Company;

3.   The corporate records of the Company;

4. Such other records, documents and papers as we deemed necessary to examine for purposes of this opinion.

     Based on the above, and subject to the qualifications set forth below, it is our opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full power to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in all other states where the nature of such Company's business or the location of such Company's assets make such qualification necessary and where the failure to so qualify would have a material adverse effect on such Company or its assets.

2. The Company has full corporate power and authority to enter into the Agreement, and perform its obligations thereunder, and the execution, delivery and performance of the Agreement by the Company have been duly and validly authorized by all requisite corporate action, including shareholder action, and the Agreement has been duly executed and delivered by the Company.

3. The Agreement is valid and binding upon the Company and is enforceable against the Company in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. The enforceability of the obligations of the Company under the Agreement is, with respect to the availability of equitable remedies, also subject to general principles of equity and the discretion of the court having jurisdiction thereof.

4. Neither the execution nor delivery of the Agreement by the Company nor the consummation of the transactions contemplated thereby will constitute a default or an event which would with notice or lapse of time or both constitute a default under or violation or breach of (i) the Company's Articles of Incorporation or

     Bylaws, or (ii) to the best of our knowledge, any material indenture, license, lease, agreement or other instrument or any writ, judgment, or decree to which any Company is a party or by which any Company or its properties may be bound nor would such execution, delivery or consummation constitute an event which would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or obligation of any Company or an event that would result in the creation or imposition of any lien or encumbrance on any asset of any Company.

5. No action of or filing with any governmental or public body or authority is required to authorize or is otherwise required for the validity of execution, delivery and performance by the Company of the Agreement.

6. We do not know of or have reason to believe that the Company is a party to any pending suit, action, investigation or inquiry by any governmental body, or arbitration proceedings or any material labor dispute relating to or affecting any Company, its assets or its business.

7. No fact or circumstance has come to our attention which gives us cause to believe that any representation or warranty by any Company set forth in the Agreement is untrue in any material respect.

8. To the best of our knowledge, there is no governmental permit, license, certificate of inspection, authorization, filing or registration which is material to the Company's business and which has not been secured or made. None of the transactions contemplated by the Agreement will terminate or violate, either by virtue of the terms thereof or because of the non-assignability thereof, any governmental permit, license, certificate of inspection, other authorization, filing or registration necessary to the conduct of the Company's business.

     We have assumed that documents we have reviewed in connection with this opinion which purport to have been executed by parties other than the Company have been duly executed by such parties and that such parties had all requisite power to enter into and perform all obligations thereunder, that execution and delivery thereof has been duly authorized by all requisite action and that the subject instruments are valid and binding upon said parties.

     We have assumed the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies.

     Sincerely,


          (ii) Employment and Non-disclosure Agreements with William Antony McNamara